Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Hawkins, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-87582, 333-123080, 333-172761, 333-174735, 333-228128, 333-234432) on Form S-8 of our report dated May 20, 2020, except as to the stock split and par value adjustment as described in Note 1, which are as of June 2, 2021, with respect to the consolidated financial statements of Hawkins, Inc.

/s/ KPMG LLP
Minneapolis, Minnesota
May 18, 2022